Exhibit 10.8

WALL STREET INNOVATION CENTER SUITES LICENSE AGREEMENT

SERVICE AGREEMENT

Date: July 25, 2017
Licensee: (Licensee or You) Whitewood Group, Inc.	Licensor: (Us or We) Wall Street Innovation Center, Inc.
Address: 2 Wall Street, Suite 805	Address: 2 Wall St, 8th Floor
City, State and Zip: New York, NY 10005	City, State and Zip: New York, NY 10005
Contact Name: Hinman Au	Contact Name: Yang Yang
Phone: +1 646-868-0966	Phone: +1 (212) 619-3025
Fax:	Fax:

Email Address: hinman.au@whitewoodgroup.com	Email Address: Inno2wallstreet@gmail.com

Billing Address if different from above:

Type of Business or Service:

Persons authorized to charge on account:

Program Type: Office	Number of Offices: One (1)	Term: One (1) Year

Start Date: 7/25/17	Termination Date: 7/24/18

Services for Office # 805

Include: Include: Staffed Reception, Mail delivered daily, Office cleaning, Utilities (Electricity, heating, water and A/C), Access to Common Areas, Beverages (teas, coffee, filtered water) and 5-hour access to conference rooms per month.

One office is equipped with (4) office desks and (4) chairs in total.

Base Service Fee: $2,000 per month will be payable on the 1st day of the calendar month (“Service Fee Payment Date”) throughout the Term of this Agreement. The Base Service Fee will commence on the Start Date.

Other Service Fee:

Internet and Phone Handset (single line): $150/month

Conference rooms: Large: $100/ hour; Medium: $75/hour; Small: $50/hour

Printers (Black & White): 1-500 copies for $0.15/copy; 500-2000 copies for $0.12/copy; 2001-4000 copies for $0.10/copy; >4001 copies for $0.08/copy.

Refundable Retainer: $4,000 (Equal to 2-Month Rent) *Since it’s a renewing agreement, no retainer is needed.

This Agreement consists of all three pages of this form. All terms and conditions are ACCEPTED AND AGREED:

Licensee:	Whitewood Group	Licensor:	Wall Street Innovation Center, Inc

By:	/s/ Hinman Au	By:	/s/ Yang Yang

Date:	7/25/2017	Date:	7/25/2017

Licensee shall not conduct, or cause to be conducted, any illegal activities or engage in any illegal activities in connection with this Agreement. Utilizing the services and/or amenities provided by Wall Street Innovation Center for any illegal activity, whatsoever, shall be grounds for account termination. Wall Street Innovation Center will comply with all police, regulatory and/or governmental agencies that may request information regarding Client’s business relationship with Wall Street Innovation Center.

WALL STREET INNOVATION CENTER SUITES LICENSE AGREEMENT

1. License Grant and Office Access

1.	THIS AGREEMENT IS NOT A LEASE, NOR ANY OTHER INTEREST IN REAL PROPERTY. IT IS A CONTRACTUAL ARRANGEMENT THAT CREATES A REVOCABLE LICENSE. We retain legal possession and control of the Center and the office space assigned to you. Our obligation to provide you access to office space and Services is subject to the terms of our lease with the building. This Agreement terminates simultaneously with the termination of our lease or the termination of the operation of our Center for any reason. You do not have any rights under our lease with our landlord.
2.	You are hereby granted a limited, non-exclusive, revocable license to access office space assigned to you and shared use of common areas in the Center. We will provide you with standard office furniture. You have access to your office space twenty-four (24) hours a day, seven (7) days a week. Our landlord provides office cleaning and maintenance services. Gas fired heating and air conditioning to the Center are provided during normal business hours, as determined by the landlord.
3.	We reserve the right to show the office space to prospective clients and will use reasonable efforts not to disrupt your business.

2. Services

1.	In addition to access to office space, we provide you with Additional Services on an as-requested basis. The fee schedule for these Additional Services is available upon request and subject to change without notice. You are responsible for obtaining a current Fee Schedule prior to requesting any Additional Services.
2.	Wall Street Innovation Center and its vendors are the only service providers authorized to provide services in the center. You agree that neither you nor your employees will solicit other clients of the Center to provide any service provided by Wall Street Innovation Center or its designated vendors, or otherwise. You further agree not to engage, hire nor request services be performed by any provider not designated by Wall Street Innovation Center.
3.	In the event that you default on your obligations under this Agreement, you agree that Wall Street Innovation Center may, in its sole discretion, immediately revoke your license, and cease to provide any and all Services including, without limitation, access to office space, and telephone services without resorting to legal process or liability to you or any third party by reason thereof. If Innovation Center decides to revoke your license, you will be given an opportunity to enter the premises to collect your personal property.

3. Payments

1.	You agree to pay the Base Service Fee and all Additional Service Fees and all applicable sales or use taxes on the Service Fee Payment Date listed on the first page of this Agreement. Additional Service Fees are due and payable on the next scheduled Service Fee Payment Date after such Additional Services are rendered to you. You agree to pay all charges authorized by you or your employees.
2.	If you dispute any portion of the charges on your bill, you agree to pay the undisputed portion on the designated payment date. The only basis for disputing a charge is that such charge was not authorized by you. All disputes must be in writing and directed to Wall Street Innovation Center in accordance with the Notice provisions in this Agreement.
3.	You agree that charges not disputed within thirty (30) days of the next Service Fee Payment Date, after those services are rendered, are deemed to be authorized by you, and you waive your right to dispute such charges.
4.	If any payment of rent or other charges due under this Agreement is not received within five (5) days after the first (1st) of the month you will be charged a late fee of 10%. We are unable to waive late fees.
5.	When you sign this Agreement, you are required to pay your Base Service Fee, all Setup Fees and a Refundable Retainer. Upon the execution of this Agreement, Client shall pay Wall Street Innovation Center or its agent the Refundable Retainer in the amount set forth on the first page of this Agreement. The Refundable Retainer need not be kept separate and apart from any other funds and accounts kept by Wall Street Innovation Center and may be comingled with same. No interest shall be paid thereon. The Refundable Retainer may be used by Wall Street Innovation Center to offset any unpaid bills owed by Client at the expiration of the Term, to remedy any clause of this Agreement in which Client is in default, to clean the carpets and to repair and repaint the walls of the Premises, and to repair any damage caused by Client to furniture and/or equipment in the Office, Center or Building. Client agrees that the Refundable Retainer shall not be used by Client as payment for any monies due to Wall Street Innovation Center including the last month of the term. If Client defaults in the performance of any of the terms hereof, Wall Street Innovation Center may terminate this Agreement and the license herein granted and may also use, apply or retain the whole, or any part of the Refundable Retainer for the payment of any Service Fee or any other payment due hereunder, or for the payment of any other sum that Wall Street Innovation Center may spend by reason of Client’s default. If Client shall, at the end of the term of this Agreement, have fully and faithfully complied with all of the terms and provisions of this Agreement, and surrendered all keys, access cards and/or building passes, the Refundable Retainer or any balance thereof, shall be returned to the Client within thirty (30) days thereafter. No refunds to the Client will be made until all amounts owed to Wall Street Innovation Center are paid in full. The Refundable Retainer may be applied to outstanding charges at any time at our sole discretion upon seven (7)-day notice to the licensee. In such event, you will replace the Refundable Retainer within 5-day notice of such requirement.

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4. Limitation of Liability

1.	You acknowledge the imperfect nature of verbal, written and electronic communications. You further acknowledge that neither Wall Street Innovation Center nor Wall Street Innovation Center’s landlord, nor any of their respective officers, directors, employees, shareholders, partners, agents or representative shall be responsible for damages, direct or consequential, that may result from the failure of Wall Street Innovation Center to furnish any Service, including but not limited to the service of conveying messages, communication and other utilities or services. Your sole remedy, and Wall Street Innovation Center’s sole obligation for any failure to render any Service, any error or omission, or any delay or interruption of any service, is limited to an adjustment to your bill in an amount equal to the charge for such service for the period, if applicable, during which the failure, delay or interruption existed.
2.	WITH THE SOLE EXCEPTION OF THE REMEDY DESCRIBED ABOVE, CLIENT EXPRESSLY AND SPECIFICALLY AGREES TO WAIVE, AND AGREES NOT TO MAKE, ANY CLAIM FOR DAMAGES, DIRECT OR CONSEQUENTIAL, INCLUDING WITH RESPECT TO LOST BUSINESS OR PROFITS, ARISING OUT OF ANY FAILURE TO FURNISH A SERVICE, AN ERROR OR OMISSION WITH RESPECT THERETO, OR A DELAY OR INTERRUPTION OF SERVICE. WALL STREET INNOVATION CENTER DOES NOT MAKE ANY WARRANTIES, EITHER EXPRESSED OR IMPLIED, AND FURTHER SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5. Personal Property

1.	When this Agreement has terminated because the term has expired or otherwise, your license to occupy the Center is revoked. You agree to remove your personal property and leave the office within three (3) business days. We are not responsible for property left in the office after termination.

6. Damages and Insurance

1.	You are responsible for any damage you cause to the Center and Wall Street Innovation Center’s property licensed to you beyond normal wear and tear. We have the right to inspect the condition of the office space and licensed property, such as office furniture, from time to time and make any necessary repairs, only within 10-day notice to you. All such repairs will be charged to your account and will be due and payable on the next scheduled Service Fee Payment Date.
2.	You are solely responsible for insuring your personal property against all risks. You have the sole risk of loss with respect to any of your personal property. You agree to waive any right of recovery against Wall Street Innovation Center, its directors, officers, employees, agents and representatives, or Wall Street Innovation Center’s landlord, for any damage or loss whatsoever to your personal property.

7. Default

1.	You are in default under this Agreement if:
a.	You fail to abide by the rules and regulations of the Center, a copy of which has been provided to you and which may be amended from time to time;
b.	You do not pay your fees on the designated payment date and after written notice of this failure to pay you do not pay within five (5) days.

8. Termination

1.	Wall Street Innovation Center has the right to terminate this Agreement prior to its expiration:

a.	If you fail to correct a default or the default cannot be corrected within seven days upon written notice from Wall Street Innovation Center; or if you use the Center for any illegal operations or purposes or do not comply by the rules and regulations of Wall Street Innovation Center.
2.	If/when this Agreement is terminated, you will required to discontinue using the address as of the termination date. This shall include, but is not limited to, removing Wall Street Innovation Center’s address from all websites that you have listed at Wall Street Innovation Center’s address.

9. Restriction on Hiring

1.	Our employees are an essential part of our ability to deliver our services. You acknowledge this and agree that, during the term of your Agreement and for twelve (12) months afterward, you will not hire any of our employees. If you do hire any of our employees, actual damages will be difficult to determine and therefore you agree to pay liquidated damages in the amount of one-half (1/2) of the annual base salary of the employee you hire. You agree that this liquidated damage amount is fair and reasonably calculated to compensate Wall Street Innovation Center for its loss.

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WALL STREET INNOVATION CENTER SUITES LICENSE AGREEMENT

10. Notice

1.	All notices are to be in writing and may be given by registered or certified mail, postage prepaid, overnight mail service or hand-delivered with proof of deliver addressed to Wall Street Innovation Center or Client at the address listed on the first page of this Agreement.

11. U.S. Mail

1.	You acknowledge that Wall Street Innovation Center will comply with other Postal Service regulations regarding Client mail. Upon termination of this Agreement, you must notify all parties with whom you do business of your change of address. You agree not to file a change of address form with the postal service. Filing of a change of address form may forward all mail addressed to the Center to your new address. IF YOU NOTIFY THE POSTAL SERVICE OF YOUR CHANGE OF ADDRESS, YOU WILL BE LIABLE FOR ANY AND ALL DAMAGE THAT MAY RESULT FROM YOUR CONDUCT. YOU HEREBY ACKNOWLEDGE AND ACCEPT THAT LIABILITY.

12. Telephone Numbers and Internet Addresses

1.	All telephone and facsimile numbers and IP addresses are the property of Wall Street Innovation Center. These numbers will not be transferred to you at the end of the term. For a period of thirty (30) days after the expiration of this Agreement, at Client’s expense, Wall Street Innovation Center will provide your new telephone number and address to all incoming callers and will hold or forward your mail, packages, and facsimiles at our standard rates. After this initial thirty (30) day period, all clients must pay for the additional five (5) months of mail holding as required by the USPS regulations, at our standard rates.

13. Miscellaneous

1.	Successors and Assigns; Assignment
a.	You may not assign your rights or delegate you duties under this Agreement. Wall Street Innovation Center may assign its rights and/or delegate its duties under this Agreement without notice.
2.	Conflict
a.	In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document between the parties relating to the Services to be provided hereunder, the terms of this Agreement shall govern.
3.	Choice of Law, Venue
a.	This Agreement is deemed to be entered into and performed in the State of New York and is governed by and construed in accordance with the laws of that state.
4.	Litigation and Attorneys’ Fees
a.	In the event that any litigation is commenced between the parties hereto in connection with this Agreement or to enforce any provision or rights hereunder, the non-prevailing party shall pay to the prevailing party all costs and expenses, including but not limited to reasonable attorneys’ fees, which costs and reasonable attorneys’ fees shall be included as part of any judgment rendered in such action in addition to any other relief to which the prevailing party may be entitled.
5.	Severability
a.	In the event that any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or part of a provision of this Agreement.
6.	Entire Agreement
a.	This Agreement is the entire Agreement by and between the parties with respect to the transaction contemplated herein, and no party shall be bound by nor be deemed to have made any representations, warranties or agreements except those specifically contained in this Agreement. This Agreement may not be modified, changed, discharged or terminated except by an instrument, in writing, signed by the party against whom enforcement of any modification, change, discharge or termination is sought.
7.	Captions
a.	The captions of the sections of this Agreement are for convenience and reference only, and are not to be considered in construing this Agreement.
8.	No Authorship
a.	All parties hereto disclaim authorship of this Agreement and this Agreement shall not be interpreted or construed against any party by reason thereof.
9.	Renewal
a.	Upon the end of the Initial Term, or any extension thereof, the term of this Agreement and the license herein granted shall be automatically extended for one (I) year, upon the same terms and conditions as contained herein with a three point five percent (3.5%) increase, sinless either party gives notice to the other in writing at least ninety (90) days prior to the end of the Initial Term or any renewal thereof. The total Base Service Fee and additional Service Fees shall be paid for the entire month.

Client’s Initials

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